Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	TJF, LLC

Address of Joint Filer:	c/o Landcadia Holdings IV, Inc.
1510 West Loop South
Houston, Texas 77027
Relationship of Joint Filer to Issuer:	10% Owner
Issuer Name and Ticker or Trading Symbol:	Landcadia Holdings IV, Inc. [LCA]
Date of Event Requiring Statement:
(Month/Day/Year):	03/24/2021
Designated Filer:	TJF, LLC

Name of Joint Filer:	Tilman J. Fertitta
Address of Joint Filer:	c/o Landcadia Holdings IV, Inc.
1510 West Loop South
Houston, Texas 77027
Relationship of Joint Filer to Issuer:	Officer (Chief Executive Officer), Director, 10% Owner
Issuer Name and Ticker or Trading Symbol:	Landcadia Holdings IV, Inc. [LCA]
Date of Event Requiring Statement:
(Month/Day/Year):	03/24/2021
Designated Filer:	TJF, LLC